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                                                                  EXECUTION COPY

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                     CERTIFIED GROCERS OF CALIFORNIA, LTD.

                                  $80,000,000

                          7.22% Senior Notes due 2008

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                            NOTE PURCHASE AGREEMENT

                      ----------------------------------

                           Dated as of March 15, 1998


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                                 Exhibit 4.16
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                     CERTIFIED GROCERS OF CALIFORNIA, LTD.
                           2601 SOUTH EASTERN AVENUE
                             LOS ANGELES, CA  90040


                          7.22% Senior Notes due 2008

                                                      Dated as of March 15, 1998

TO EACH OF THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A (THE "PURCHASERS"):

Ladies and Gentlemen:

          Certified Grocers of California, Ltd., a California corporation (the "COMPANY"), agrees with you as follows:

1.  AUTHORIZATION OF NOTES; DEFINITIONS.

          The Company will authorize the issue and sale of $80,000,000 aggregate principal amount of its 7.22% Senior Notes due 2008 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by the Company and the Purchasers. Certain capitalized terms used in this Agreement are defined in the Glossary attached hereto, and references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.  SALE AND PURCHASE OF NOTES.

          Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified under your name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers hereunder are several and not joint obligations, and no Purchaser shall have any obligation hereunder and no liability to any Person for the performance or nonperformance by any other Purchaser thereunder.

3.  CLOSING.

          The sale and purchase of the Notes to be purchased by you shall occur at the offices of Orrick, Herrington & Sutcliffe LLP, Old Federal Reserve Bank Building, 400 Sansome Street, San Francisco, CA 94111, at 10:00 a.m., San Francisco time, at a closing (the "CLOSING") on April 3, 1998, or on such other Business Day thereafter on or prior to April 14, 1998, as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as specified under your name in Schedule A or as
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you may otherwise request) dated the Closing Date and registered in your name
(or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 0700424464 at Union Bank of California, 445 South Figueroa Street, Los Angeles, California 90071, ABA No. 122000496, for credit to Certified Grocers of California, Ltd. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.  CONDITIONS TO CLOSING.

          Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.  REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.  PERFORMANCE; NO DEFAULT.

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Except as disclosed in Schedule 4.2, since the date of the most recent financial statements listed in Schedule 5.5, neither the Company nor any Subsidiary shall have entered into any transaction that would have been prohibited by Section 10 had such Section applied since such date.

4.3.  COMPLIANCE CERTIFICATES.

          (a)  Officer's Certificate.  The Company shall have delivered to you
               ---------------------
     an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

          (b)  Secretary's Certificate.  The Company shall have delivered to you
               -----------------------
     a certificate certifying (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement, (ii) its Articles of Incorporation and Bylaws attached thereto as then in effect, and (iii) the incumbency and specimen signatures of the persons authorized to execute the Notes and this Agreement.

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4.4.  OPINIONS OF COUNSEL.

          You shall have received opinions in form and substance satisfactory to you, dated the Closing Date (a) from Sheppard, Mullin, Richter & Hampton, LLP, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Orrick, Herrington & Sutcliffe LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.  PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

          On the Closing Date your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.  SALE OF ALL NOTES.

          Contemporaneously with the Closing, the Company shall sell to the each Purchaser, and such Purchaser shall purchase, the Notes to be purchased by it at the Closing as specified in Schedule A.

4.7.  PAYMENT OF SPECIAL COUNSEL FEES.

          Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.  PRIVATE PLACEMENT NUMBER.

          A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9.  CHANGES IN CORPORATE STRUCTURE.

          Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have

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succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements listed in
Schedule 5.5.

4.10.  CHANGES IN INDEBTEDNESS.

          Since the date of the most recent financial statements listed in
Schedule 5.5, there has been no Material change in the principal amounts (other than as a result of scheduled amortization payments), interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries.

4.11.  INSURANCE.

          The Company shall have furnished to you a certificate of an insurance broker, dated the Closing Date, which certificate shall be satisfactory in substance to you, certifying to the insurance carried by the Company and its Subsidiaries with respect to their respective properties and businesses.

4.12.  PROCEEDINGS AND DOCUMENTS.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.13.  SUBSIDIARY GUARANTIES.
          The Company shall have executed and delivered to you a Subsidiary Guaranty substantially in the form of Exhibit 2 from each of the Subsidiary Guarantors.

5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you that:

5.1.  ORGANIZATION; POWER AND AUTHORITY.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

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5.2.  AUTHORIZATION, ETC.

          This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.  DISCLOSURE.

          Except as disclosed in Schedule 5.3, this Agreement, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since the date of the most recent financial statements listed in Schedule 5.5, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4.  ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

          (a) Schedule 5.4 contains complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually

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or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes and, in the case of the Insurance Subsidiaries, restrictions imposed by insurance law statutes and regulations) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.  FINANCIAL STATEMENTS.

          The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

          The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) except as set forth in Schedule 5.6, contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under (i) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or corporate charter or by-laws, or (ii) any Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.  GOVERNMENTAL AUTHORIZATIONS, ETC.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8.  LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

          (a)  Except as disclosed in the financial statements listed in
Schedule 5.5 or as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge

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of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.  TAXES.

          The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended August 28, 1993.

5.10.  TITLE TO PROPERTY; LEASES.

          The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet listed in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.  LICENSES, PERMITS, ETC.

          (a)  Except as disclosed in Schedule 5.11,

          (b) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

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          (c)  to the best knowledge of the Company, neither the Company nor any of its Subsidiaries is in Material violation of any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (d) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.  COMPLIANCE WITH ERISA; MULTIEMPLOYER PLANS.

          (a) Neither (i) the execution and delivery of this Agreement by the Company, (ii) the offer, issuance, sale and delivery of the Notes by the Company, (iii) the acquisition of the Notes by you, (iv) the application by the Company of the proceeds of the sale of the Notes nor (v) the consummation of any of the other transactions contemplated by this Agreement constitutes or will result in a non-exempt "prohibited transaction" under Section 4975 of the Code or Section 406 of ERISA. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of the representations made by you in Section 6.2. Schedule 5.12 is a complete and correct list of all Plans with respect to which the Company or any ERISA Affiliate is a "party in interest" (within the meaning of Section 3(14) of ERISA) or with respect to which its securities are "employer securities" (within the meaning of Section 407(d)(1) of ERISA).

          (b) Each Plan is in Material compliance in all respects with applicable provisions of ERISA and the Code. Each of the Company and any ERISA Affiliate has made all contributions to each Plan required to be made by it.

          (c) Except for liabilities to make contributions and to pay PBGC premiums and administrative costs, neither the Company nor any ERISA Affiliate has incurred any Material liability to or on account of any Pension Plan under applicable provisions of ERISA or the Code, and no condition exists which presents a Material risk to the Company or any ERISA Affiliate of incurring any such liability. No Pension Plan has an "accumulated funding deficiency" (within the meaning of Section 412 of the Code), whether or not waived. None of the Company or any ERISA Affiliate, the PBGC or any other Person has instituted any proceedings or taken any other action to terminate any Pension Plan.

          (d) Except as disclosed in Note 10 to the Company's financial statements for the fiscal year ended August 30, 1997, the actuarial present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used in the funding of such Pension Plan, which assumptions are reasonable, and determined as of the last day of the most recent plan year of such Pension Plan for which an annual report has been filed with the Internal Revenue Service) did not exceed the current value of the assets of such Pension Plan as of such last day.

          (e) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material. The

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expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries has been accurately reflected in Note 11 to the Company's financial statements for the fiscal year ended August 30, 1997.

5.13.  PRIVATE OFFERING BY THE COMPANY.

          Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.  USE OF PROCEEDS; MARGIN REGULATIONS.

          The Company will apply the proceeds of the sale of the Notes (a) to repay outstanding Indebtedness of the Company and its Subsidiaries as set forth on Schedule 5.14, (b) to pay transactions costs incurred in connection with this Note Purchase Agreement, (c) to pay all other expenses relating to the consummation of the transactions contemplated hereby and (d) to finance working capital needs of the Company. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

5.15.  EXISTING INDEBTEDNESS; FUTURE LIENS.

          (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date set forth therein, including the amounts, interest rates, sinking funds, installment payments and maturities of the Indebtedness of the Company and its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

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          (b)  Except as disclosed in Schedule 5.15, neither the Company nor any
Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

5.16.  FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.  STATUS UNDER CERTAIN STATUTES.

          Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.  ENVIRONMENTAL MATTERS.

          Except as disclosed in Schedule 5.18,

          (a) neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (c) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (d) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

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5.19.  EVENT OF DEFAULT.

          No Event of Default or Default has occurred and is continuing.

5.20.  RANK OF INDEBTEDNESS.

          The obligations of the Company to pay the principal of and interest on the Notes and all other amounts which may become due thereunder or hereunder will rank at least pari passu in priority of payment with all other Indebtedness of the Company, except any such Indebtedness secured by Liens permitted by
Section 10.5.

5.21.  SOLVENCY.

          The Company is not, and immediately after giving effect to the issue and sale of the Notes and the consummation of the other transactions contemplated by this Agreement will not be, insolvent as defined under any applicable federal or state law. For purposes of this Section 5.21, "insolvent" means:

          (a) having, at a fair valuation, total liabilities (including unliquidated, contingent, subordinated, unmatured, disputed, legal, equitable, secured or unsecured liabilities) that exceed total assets;

          (b)  generally not paying debts as they become due;

          (c) based on current projections that are themselves based on underlying assumptions providing a reasonable basis for the projections and reflecting present circumstances and the most likely course of action for the period projected, having insufficient cash flow to pay debts as they mature;

          (d) having unreasonably small capital with which to engage in anticipated business; or

          (e) being "insolvent" as defined under any applicable federal or state law.

For purposes of this Section 5.21, the "fair valuation" of the assets of any Person shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent seller from an interested buyer who is willing to purchase under ordinary selling conditions.

6.  REPRESENTATIONS OF THE PURCHASERS.

6.1.  PURCHASE FOR INVESTMENT.

          You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or

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their property shall at all times be within your or their control. You further represent that you are an "accredited investor" within the meaning of Regulation D of the Securities Exchange Commission. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.  SOURCE OF FUNDS.

          You represent and warrant that, with respect to each source of funds to be used by you to purchase the Notes (respectively, the "SOURCE"), at least one of the following statements is accurate as of the Closing Date:

          (a) The Source consists of assets of an "insurance company general account" as such term is defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60 (issued July 12, 1995), and such general account satisfies the conditions set forth in Section I(a) of PTCE 95-60;

          (b) The Source is a "governmental plan" (within the meaning of Section 3(32) of ERISA);

          (c) The Source is either (i) an "insurance company pooled separate account" (within the meaning of PTCE 90-1 (issued January 20, 1990)) or (ii) a "bank collective investment fund" (within the meaning of PTCE 91-38 (issued July 12, 1991)); and you have identified in writing to the Company each "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or group of such employee benefit plans that comprises 10% of the assets of such account or fund;

          (d) The Source is an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of PTCE 84-14 (issued March 13, 1984)) which QPAM has been identified in writing; and no other party to the transactions described in this Agreement and no "affiliate" of such other party (as defined in Section V(c) of PTCE 84-14) has at this time, or has exercised at any time during the immediately preceding year, the authority to appoint or terminate said QPAM as manager of the assets of any Plan identified in writing pursuant to this paragraph (d) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified Plans;

          (e) The Source is one or more Plans, or a separate account or trust fund comprised of one or more Plans, each of which has been identified in writing pursuant to this paragraph (e); or

          (f)  The Source includes no assets which are subject to ERISA or
Section 4975 of the Code.

7.  INFORMATION AS TO COMPANY.

7.1.  FINANCIAL AND BUSINESS INFORMATION.

          The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a)  Quarterly Statements -- within 45 days after the end of each
               --------------------
quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

              (ii) consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth, in the case of the balance sheet, in comparative form the figures as of the end of the preceding fiscal year and, in the case of the statements of income and cash flows, in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the Company and its Subsidiaries and their results of operations and cash flows, subject to changes resulting from yearend adjustments, provided, however, that delivery within the
                                    --------  -------
time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b)  Annual Statements -- within 90 days after the end of each fiscal
               -----------------
year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

              (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

               (A) by an opinion thereon of independent certified public accountants of recognized national standing, stating that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

               (B) to the extent not reflected or disclosed in such financial statements or the notes thereto, a detailed report of all Guaranties of the Company and its Subsidiaries including, without limitation, the aggregate annual payments due under such Guaranties, excluding, in the case of Guaranties of lease obligations, "percentage" rent or other contingent rent and payments made by the lessee for property taxes, insurance, utilities, common area maintenance charges and the like, provided, however, that the delivery within the time period specified above of
--------  -------
the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the detailed report described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

     (c)  Reports to Management -- promptly after the submission thereof to the
          ---------------------
Company, one copy of each detailed report submitted to the Audit Committee of the Board of Directors of the Company by its independent auditors in connection with each annual or interim audit of the accounts of the Company made by such accountants (including the auditors' comment letter to management, if any such letter is prepared);

     (d)  SEC and Other Reports -- promptly upon their becoming available, one
          ---------------------
copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

     (e)  Notice of Default or Event of Default -- immediately, and in any event
          -------------------------------------
within 5 days after a Responsible Officer's becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

     (f)  ERISA Matters -- promptly, and in any event within 5 days after a
          -------------
Responsible Officer's becoming aware of any of the following that could result in the imposition of a tax or other penalty on the Company or any ERISA Affiliate in connection with any Plan, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any foreign governmental entity with respect thereto: (i) an ERISA Termination Event, (ii) a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA), other than one to which an exemption applies, (iii) a failure to make a timely contribution to any Pension Plan, if such failure has given rise to a lien under Section 412(n) of the Code or any comparable provision of applicable foreign law, or (iv) an actual, asserted or alleged violation of ERISA, the Code or applicable foreign law;

     (g)  Notices from Governmental Authority -- promptly, and in any event
          -----------------------------------
within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

     (h)  Reports to Other Lenders -- without duplication, concurrently with the
          ------------------------
delivery therewith, promptly upon their becoming available, one copy of each income statement (including consolidating income statements), report, notice or other information (other than routine notices of borrowings and repayments) sent by the Company or any Subsidiary to any Person that holds Indebtedness of the Company or any Subsidiary;

     (i)  Payments under Guarantees -- promptly, and in any event within 5 days
          -------------------------
after the Company has, paid $250,000 or more under any Guaranty, notice of such payment and the circumstances giving rise to such payment;

     (j)  GCC's Tangible Net Worth -- promptly, and in any event within 5 days
          ------------------------
after a Responsible Officer's becoming aware that GCC's Tangible Net Worth (as defined in Section 2 of the Operating Agreement) is equal to or less than $15,000,000, notice of such event;

     (k)  Financial Reports of GCC and Insurance Subsidiaries -- promptly, and
          ---------------------------------------------------
in any event within 30 days of receipt thereof, copies of the financial statements (balance sheet, statement of income and statement of cash flows) of GCC and the financial statements (balance sheet and statement of income) of the Insurance Subsidiaries for each fiscal year of such Subsidiary prepared in such Subsidiary's ordinary course of business;

     (l)  Information Required by Rule 144A -- with reasonable promptness, upon
          ---------------------------------
the request of the holder of any Note, provide such holder, and any "qualified institutional buyer" (as such term is defined in Rule 144A under the Securities Act as in effect on the date of this Agreement) designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of such Rule 144A in connection with the resale of Notes; and

     (m)  Requested Information -- with reasonable promptness, such other data
          ---------------------
and information relating to the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.  OFFICER'S CERTIFICATE.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.2 or Section 7.17.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

     (a)  Covenant Compliance -- the information (including detailed
          -------------------
calculations) required in order to establish whether the Company and its Subsidiaries were in compliance with the requirements of Section 10.4 through
Section 10.6, inclusive, during the quarterly or annual period covered by the statements then being furnished including, with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence; and

     (b)  Event of Default -- a statement that such officer has reviewed the
          ----------------
relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.  INSPECTION.

          The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

     (a)  No Default -- if no Default or Event of Default then exists, at the
          ----------
expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to examine its books of account, records, reports and other papers, to make copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, employees and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

     (b)  Default -- if a Default or Event of Default then exists, at the
          -------
expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.  PREPAYMENT OF THE NOTES.

8.1.  REQUIRED PREPAYMENTS.

     (a)  Generally.  On the first (1st) day of the twenty-fifth (25th) calendar
          ---------
     month following the Closing Date and on the first of each month thereafter to and including the month immediately preceding the Maturity Date, the Company will prepay principal of the Notes together with accrued interest on the Notes in the aggregate amount of $832,116.62 without payment of the Make-Whole Amount or any premium. Notwithstanding anything to the contrary contained herein or in any Note, however, the final payment due under each Note (whether at maturity, by acceleration or otherwise) shall be in an amount sufficient to pay in full all outstanding principal thereon together with all accrued interest and premium due hereon.

     (b)  Reduction of Prepayment Amount.  Upon any partial prepayment of the
          ------------------------------
Notes pursuant to Section 8.2 or purchase of the Notes permitted by Section 8.5, the principal amount of each required payment of principal of and accrued interest on Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

     (c)  Prepayment of Interest.  Unless the Closing Date is on the first day
          ----------------------
of the calendar month, the Company will prepay on the Closing Date interest to accrue on the Notes from the Closing Date to the first (1st) day of the calendar month following the Closing Date.

8.2.  OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

          On and after the first (1st) day of the calendar month following the Closing Date, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time, any part of the Notes, in an amount not less than $3,000,000 in aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus interest accrued to the date of prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.  ALLOCATION OF PARTIAL PREPAYMENTS.

          In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.  MATURITY; SURRENDER, ETC.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.  PURCHASE OF NOTES.

          The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.  MAKE-WHOLE AMOUNT.

          The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no
                                 --------
event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.25%, in the case of Called Principal payable prior to the fifth
     (5th) anniversary of the Closing Date, and 0.75%, in the case of Called Principal payable after the fifth (5th) anniversary of the Closing Date, in each case over the yield to maturity implied by (i) the yields reported, as
                                                      -
     of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as the applicable PX page of the Bloomberg Financing Markets Service (or such other display as may replace such display) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called

     Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the constant maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the constant maturity closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or
     Section 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.7.  LATE CHARGES.

          If the Company does not pay when due any amount of principal, premium, interest or any other obligation hereunder or under the Notes, the Company shall pay in addition to such amount a late charge equal to 2% of such overdue amount.

9.  AFFIRMATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

9.1.  COMPLIANCE WITH LAW.

          The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that noncompliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.  INSURANCE.

          The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, coinsurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.  MAINTENANCE OF PROPERTIES.

          The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.  PAYMENT OF TAXES AND CLAIMS.

          The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.  CORPORATE EXISTENCE, DESIGNATION OF SUBSIDIARIES, ETC.

          Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.  KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

          The Company shall keep, and cause each of its Subsidiaries to keep, adequate records and books of accounts, in which complete entries will be made and which in the case of financial statements referred to in Section 7.1 will be prepared (except as otherwise expressly provided in this Agreement) in accordance with GAAP, consistently applied, reflecting all financial transactions of the Company and each of its Subsidiaries on a consolidated basis.

9.7.  ERISA.

          (a) The Company and the ERISA Affiliates each will take all actions and fulfill all conditions necessary to maintain any and all Plans in substantial compliance with applicable requirements of ERISA and the Code until such Plans are terminated, and the liabilities thereof discharged, in accordance with applicable law.

          (b) No Pension Plan will have any "accumulated funding deficiency" (within the meaning of Section 412 of the Code), which deficiency could reasonably be expected to have a Material Adverse Effect.

9.8.  ADDITIONAL SUBSIDIARY GUARANTORS.

          In the event that the Company acquires or capitalizes any Subsidiary after the Closing Date with assets in excess of $30,000, or any existing Subsidiary acquires total assets in excess of $30,000, the Company shall cause such Subsidiary to execute a Subsidiary Guaranty.

10.  NEGATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

10.1.  TRANSACTIONS WITH AFFILIATES.

          The Company will not and will not permit any Subsidiary to (i) enter into, directly or indirectly, any transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate of the Company or any Subsidiary (other than the Company or another Subsidiary), or (ii) amend, modify or supplement any such transaction with such an Affiliate, except, in each case, in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in an arm's-length transaction with a Person not an Affiliate of the Company or a Subsidiary that is reasonably comparable to the Affiliate transaction, based on the totality of the applicable circumstances.

10.2.  MERGER, CONSOLIDATION, ETC.

          The Company will not and will not permit any Subsidiary to consolidate with or merge with any other corporation unless:

          (a) as to a Subsidiary, the successor formed by such consolidation or the survivor of such merger, as the case may be, shall be the Company or a Wholly-Owned Subsidiary; or

          (b)  as to the Company,

               (i) the successor formed by such consolidation or the survivor of such merger, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such successor corporation, such successor corporation (A) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (B) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

              (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

10.3.  DISPOSAL OF OWNERSHIP OF A SUBSIDIARY.

          The Company will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of any shares of Subsidiary Stock, nor will the Company permit any such Subsidiary to issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

          (a)  the issue of directors' qualifying shares by any such Subsidiary;

          (b) the sale of Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

          (c) the sale or disposition of Subsidiary Stock by the Company if (i) such Transfer satisfies the requirements of Section 10.4 and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; or

          (d) the sale to a member-patron of the Company of Subsidiary Stock of a Subsidiary whose assets were acquired by such Subsidiary with the intent and purpose of transferring to a member-patron such assets or the Subsidiary Stock of such Subsidiary, the

Company gives each holder of a Note a notice of such intent and purpose within 30 days after such acquisition, and such Subsidiary Stock is so transferred within 18 months after the acquisition by such Subsidiary of such assets.

10.4.  SALE OF ASSETS, ETC.
          The Company will not, and will not permit any of its Subsidiaries to, make any Transfer except

          (a)  as permitted under Section 10.2 and 10.3;

          (b) a Transfer to the Company or a Wholly-Owned Subsidiary so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists;

          (c) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete;

          (d) any Transfer made in the ordinary course of business of short term high quality investments of the Company or any Subsidiary that are generally considered to be "cash equivalents";

          (e) any transfer of an investment made by GCC or an Insurance Subsidiary in the ordinary course of business;

          (f) any Transfer of property that was acquired by the Company or any Subsidiary subsequent to the Closing Date if such property is leased to the Company or such Subsidiary within 180 days after such Transfer;

          (g) the Transfer to a member-patron of the Company of the assets of a Subsidiary whose assets were acquired by such Subsidiary with the intent and purpose of transferring to a member-patron such assets or the Subsidiary Stock of such Subsidiary, the Company gives each holder of a Note a notice of such intent and purpose within 30 days after such acquisition] and such assets are so transferred within 18 months after the acquisition by such Subsidiary of such assets;

          (h)  any Transfer if

               (i) in the good faith opinion of the Company, the Transfer is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

               (ii) before and immediately after the consummation of any such Transfer and immediately after giving effect thereto, no Default or Event of Default would exist; and

               (iii) the book value of the assets that are the subject of such Transfer plus the book value of all other assets subject to such a Transfer during the 12-month period preceding such Transfer are less than 10% of Consolidated Assets as of the date of the most recent financial statements due pursuant to Section 7.1(b); and

          (i) any Transfer to the extent that, within 180 days after such Transfer, the Person making such Transfer acquires productive assets and/or enters into contracts for the construction of productive assets, diligently pursues completion of such construction and completes such construction within two years after such Transfer and the aggregate acquisition and construction cost of such productive assets is equal to or greater than the Net Proceeds Amount from such Transfer.

10.5.  LIENS.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

          (a) Liens existing on the date of this Agreement and securing the Indebtedness of the Company and its Subsidiaries referred to in Schedule 10.5;

          (b) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4; provided, however, that this clause (b) shall not be deemed to permit any Liens that may be imposed pursuant to Section 4068 of ERISA or
Section 412(n) of the Code;

          (c) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

          (d) Liens arising in connection with workers' compensation, unemployment insurance, appeal and release bonds, and other similar Liens incidental to the conduct of its business or the ownership, lease or use of its property and assets in the ordinary course of business for sums not yet due and payable, including, without limitation, materialmen's and mechanics Liens, which were not incurred in connection with Indebtedness and which do not, in the aggregate, materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its Subsidiaries;

          (e) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

          (f) Liens on property or assets of the Company or any of its Wholly-Owned Subsidiaries securing Indebtedness owing to the Company or to another Subsidiary;

          (g) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of tangible property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of this Agreement, provided that

               (i) such Lien shall extend solely to the item or items of such property so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired or constructed property or which is real property being improved by such acquired or constructed property,

               (ii) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Subsidiary of the property so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the Board of Directors of the Company) of such property at the time of such acquisition or construction, and

               (iii) such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property;

          (h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

          (i)  Liens on any assets of GCC or any of the Insurance Subsidiaries;
and

          (j) any Lien renewing, extending or refunding any Lien permitted by paragraphs (a), (f), (g) or (h) of this Section 10.5, provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist.

10.6.  FINANCIAL COVENANTS.

          (a)  Funded Indebtedness. The Company will not, and will not permit
               -------------------
any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Funded Indebtedness, other than Funded Indebtedness represented by Patronage Dividend Certificates, unless on the date the Company or such Subsidiary becomes liable with respect to any such Indebtedness and immediately after giving effect thereto and the concurrent retirement of any other Indebtedness,

               (i)  no Default or Event of Default exists, and

               (ii) such Funded Indebtedness constitutes Permitted Funded Indebtedness.

In addition, the Company will not permit Consolidated Funded Indebtedness at any time to exceed 60% of the sum of Consolidated Funded Indebtedness and Consolidated Tangible Net Worth. For the purposes of this Section 10.6(a), any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Indebtedness, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have incurred such Indebtedness at the time of such extension, renewal or refunding.

          (b)  Current Indebtedness. The Company will not, and will not permit
               --------------------
 any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Current Indebtedness other than (i) the Operating Line of Credit, (ii) a revolving credit facility or other working capital credit facility extended to GCC and
 (iii) other Current Indebtedness if the aggregate principal amount of the Current Indebtedness under this clause (iii) would not exceed $20,000,000.

          (c)  Consolidated Tangible Net Worth.  The Company will not permit
               -------------------------------
Consolidated Tangible Net Worth at any time to be less than the sum of (i) $80,000,000 plus (ii) an amount (but only if a positive number) equal to 50% of Consolidated Net Income for each fiscal year completed after the Closing Date minus (iii) the aggregate amount paid by the Company since the Closing Date in redeeming Redeemable Class B Shares pursuant to Section 10.6(f)(iv).

          (d)  Minimum Working Capital.  Consolidated Current Assets will, at
               -----------------------
all times, exceed Consolidated Current Liabilities by at least $50,000,000.

          (e)  Fixed Charge Coverage.  The Company will not permit the ratio
               ---------------------
of (i) Consolidated Income Available for Fixed Charges to (ii) Fixed Charges to be less than 1.80 to 1.00 for any consecutive four fiscal quarters.

          (f)  Restricted Payments.  The Company will not, and will not permit
               -------------------
any of its Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payments other than (i) Permitted Member Payments, (ii) Required Permitted Redemptions, (iii) Distributions made by a Subsidiary of the Company to the Company or to another Subsidiary of the Company and (iv) any redemption of Redeemable Class B Shares for an amount equal to or less than the Discounted Value of such Redeemable Class B Shares. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payment, excluding distributions made by a Subsidiary of the Company to the Company or to another Subsidiary of the Company, but otherwise including, without limitation, any Permitted Member Payment, Required Permitted Redemptions and redemptions of Redeemable Class B Shares, if (i) a Default or Event of Default has occurred and is continuing or
(ii) the making of such Restricted Payment would result in the occurrence of a Default or Event of Default. Except for Required Permitted Redemptions, the

Company will not redeem any Class B Shares without the prior written consent of the Required Holders, which consent will not be unreasonably withheld or delayed.

          (g)  Limitations on Affiliate Loans.  The Company will not, and will
               ------------------------------
not permit any Subsidiary to, make any loan to, or any payment on any Indebtedness for money borrowed from, any officer, employee, partner, Subsidiary or Affiliate if (i) a Default or Event of Default has occurred and is continuing or (ii) such loan or payment would result in the occurrence of a Default or Event of Default.

          (h)  Guaranties.  The Company will not, and will not permit any of its
               ----------
Subsidiaries to, Guaranty any lease of equipment or real property by a member-patron or associate-patron if the aggregate annual scheduled rent under all such leases (excluding "percentage" rent or other contingent rent and payments made by the lessee for property taxes, insurance, utilities, common area maintenance charges and the like) would exceed $30,000,000 in the next calendar year.

          (i)  Revolving Lines of Credit.  The Company will not permit
               -------------------------
revolving credit facilities or other working capital credit facilities extended to the Company or its Subsidiaries other than GCC, including, without limitation, the Operating Line of Credit, at any time to have a maximum borrowing limit in the aggregate greater than $120,000,000.

          (j)  Restricted Investments. The Company will not, and will not
               ----------------------
permit any of its Subsidiaries to, make any Investments in GCC or the Insurance Subsidiaries other than (i) Investments existing on the Closing Date, (ii) Investments in GCC to the extent necessary to comply with Section 8 of the Operating Agreement, provided, however, that the Company assigns to the Noteholders a note evidencing and such Investment, which assignment shall secure the Notes on a pari passu basis with any Indebtedness outstanding under the Rabobank Revolving Credit Agreement pursuant to an intercreditor agreement in form and substance satisfactory to the Required Noteholders in their sole discretion, (iii) Investments in the Insurance Subsidiaries required by insurance law statutes and regulations and (iv) Investments in the Insurance Subsidiaries in compliance with the Company's policy with respect to the capital of the Insurance Subsidiaries as such policy is in place on the Closing Date. Notwithstanding the foregoing,

10.7.  MAINTENANCE OF BUSINESS.

          The Company will not, and will not permit any Subsidiary to, engage in any business other than the manufacture, processing and wholesale and retail distribution and sale of grocery and other food and non-food goods and the provision of financial, insurance and other services to its customers.

10.8.  TAX CONSOLIDATION.

          The Company will not, and will not permit any Subsidiary to, file or consent to the filing of any consolidated tax return with any other Person other than the Company and its Subsidiaries or be a party to or bound by or obligated under any tax sharing or similar agreement with any Person other than the Company and its Subsidiaries.

11.  EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than 5 Business Days after the same becomes due and payable; or (c) the Company defaults in the performance of or compliance with any term contained in
Section 7.1(e), 9.7 or 10; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11), or within 90 days after such earlier date if such default cannot reasonably be remedied within such 30-day period and the Company is proceeding diligently to remedy such default; or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto; or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment; or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

          (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due; (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction; (iii) makes an assignment for the benefit of its creditors; (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; (v) is adjudicated as insolvent or to be liquidated; or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $2,500,000 are rendered against one or more of the Company and its Subsidiaries and are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $2,500,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides postemployment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; or (vii) the Company or any ERISA Affiliate shall incur or be likely to incur a liability to or on account of a Pension Plan under Section 4062, 4063, 4064 or 4201 of ERISA; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

(As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.)

12.  REMEDIES ON DEFAULT, ETC.

12.1.  ACCELERATION.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c)  If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (A) all accrued and unpaid interest thereon and (B) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.  OTHER REMEDIES.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.  RESCISSION.

          At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 67% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than nonpayment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.  NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

          No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.  REGISTRATION OF NOTES.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.  TRANSFER AND EXCHANGE OF NOTES.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3.  REPLACEMENT OF NOTES.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  PAYMENTS ON NOTES.

14.1.  PLACE OF PAYMENT.

          Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Los Angeles, California, at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in the United States or the principal office of a bank or trust company in the United States.

14.2.  HOME OFFICE PAYMENT.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by no later than 12:00 noon Champagne, Illinois time on the date specified for payment by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

14.3.  SET OFF

          In addition to any other rights any holder of the Notes may have under law or in equity, if any amount shall at any time be due and owing by the Company to any holder under this Agreement or the Notes, each holder of the Notes is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such holder owing to the Company and any other property of the Company held by such holder to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to any holder under this Agreement and the Notes.

14.4.  SHARING OF PAYMENTS

          If, other than as expressly provided elsewhere herein, any holder of the Notes shall obtain on account of the Notes held by it any payment (whether voluntary, involuntary, under any agreement or instrument executed pursuant to this Agreement or any guaranty or security for the Notes, through the exercise of any right of set off or otherwise) in excess of its ratable share, such holder shall immediately (a) notify the other holders of the Notes of such fact, and (b) purchase from the other holders of the Notes such participations in the Notes made by them as shall be necessary to cause such purchasing holder to share the excess payment pro rata with each of them; provided, however, that if
                                                     --------  -------
all or any portion of such excess payment is thereafter recovered from such purchasing holder, such purchase shall to that extent be rescinded and each other holder of the Notes shall repay to such purchasing holder the purchase price paid therefor, together with an amount equal to such paying holder's ratable share (according to the proportion of (i) the amount of such paying holder's required repayment to (ii) the total amount so recovered from the purchasing holder) of any interest or other amount paid or payable by the purchasing holder in respect of the total amount so recovered. The Company agrees that any holder of the Notes so purchasing a participation from another holder of the Notes may, to the fullest extent permitted by applicable law, exercise all its rights of payment (including any right of set off) with respect to such participation as fully as if such holder were the direct creditor of the Company in the amount of such participation.

15.  EXPENSES; INDEMNITY.

15.1.  TRANSACTION EXPENSES.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.  INDEMNITY FOR FUNDS AVAILABILITY AT CLOSING.

          In connection with the Closing under this Agreement, the Company is requesting that you make available for funding an amount equal to the aggregate purchase price of the Notes to be purchased by you. If, for any reason (other than your intentional misconduct or gross negligence including, without limitation, the breach of your obligation under Section 2 to purchase Notes), the Closing does not occur as scheduled under Section 3, the Company hereby agrees to protect, indemnify and hold you harmless from and against any and all losses, liabilities, obligations, expenses (including, with limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against you in any way resulting from, caused by or arising out of the failure of the Closing to occur as scheduled under Section 3, including, without limitation, any and all losses resulting from the inability to reinvest any amounts reserved, set aside or otherwise to be made available at the scheduled Closing at a rate of interest equal to or greater than the rate of interest on the Notes. The obligations of the Company under this Section 15.2 shall survive the payment or prepayment of the Notes and the termination of this Agreement.

15.3.  SURVIVAL.

          The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.  SURVIVAL OF REPRESENTATIONS; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  AMENDMENT AND WAIVER.

17.1.  REQUIREMENTS.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 14.3, 14.4, 17 or 20.

17.2.  SOLICITATION OF HOLDERS OF NOTES.

          (a)  Solicitation.  The Company will provide each holder of the Notes
               ------------
(irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b)  Payment.  The Company will not directly or indirectly pay or
               -------
cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.  BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.  NOTES HELD BY COMPANY.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.  NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received, or if delivery is refused, will be deemed to have been given when such delivery is refused. Each holder of a Note will also send a copy of notices and communications to the Company to the attention of the Secretary of the Corporation, but failure to do so will not affect the effectiveness of any notice sent as provided in clause (iii) above.

19.  REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

          For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to you, (B) in response to any subpoena or other legal process, (C) in connection with any litigation to which you are a party or (D) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.  SUBSTITUTION OF PURCHASER.

          You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  MISCELLANEOUS.

22.1.  SUCCESSORS AND ASSIGNS.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.  PAYMENTS DUE ON NON-BUSINESS DAYS.

          Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3.  NO PARTNERSHIP.

          Neither the execution or delivery of this Agreement or any of the other agreements or instruments executed and delivered or contemplated to be executed and delivered in order to consummate the transactions contemplated hereby, nor the performance of this Agreement or any of such other agreements or instruments, shall constitute you or any subsequent holder of a Note as a partner or a joint venturer in or of the Company or any Subsidiary, or shall constitute or evidence the agreement of any of such Persons to undertake or assume any liabilities or share in any losses of the Company or any Subsidiary.

22.4.  SEVERABILITY.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.5.  CONSTRUCTION.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.6.  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.7.  GOVERNING LAW.

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

22.8.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, OR ANY OBLIGATIONS HEREUNDER OR THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (b)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 18;

          (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (e) AGREES THAT ANY PARTY HERETO RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANOTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (f) AGREES THAT THE PROVISIONS OF THIS SECTION 22.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 OR OTHERWISE.

22.9.  WAIVER OF TRIAL BY JURY.

          EACH PARTY HERETO AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH HOLDER OF THE NOTES, HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE NOTES. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties hereto (a) acknowledges that this waiver is a material inducement for such party to enter into a business relationship, that such party has already relied on this waiver in entering into this Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (b) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 22.9 AND EXECUTED BY THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                         Very truly yours,

                         CERTIFIED GROCERS OF CALIFORNIA, LTD.


                         By:
                            -----------------------------
                              David A. Woodward
                              Treasurer



              [Signatures of Purchaser follow on separate pages.]

The foregoing Note Purchase Agreement is hereby accepted.


JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY



By:
   --------------------------
Name:
Title:

The foregoing Note Purchase Agreement is hereby accepted.


JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY



By:
   ---------------------------
Name:
Title:

The foregoing Note Purchase Agreement is hereby accepted.


MELLON BANK, N.A., AS TRUSTEE FOR
LONG-TERM INVESTMENT TRUST



By:
   ---------------------------
Name:
Title:

The foregoing Note Purchase Agreement is hereby accepted.


MELLON BANK, N.A., AS TRUSTEE FOR
BELL ATLANTIC MASTER TRUST



By:
   ---------------------------
Name:
Title:

The foregoing Note Purchase Agreement is hereby accepted.


COMMONWEALTH OF PENNSYLVANIA
STATE EMPLOYES' RETIREMENT SYSTEM


By:  JOHN HANCOCK MUTUAL LIFE
     INSURANCE COMPANY


     By:
        ---------------------------
     Its:  Investment Advisor

                      GLOSSARY TO NOTE PURCHASE AGREEMENT
                      -----------------------------------

          The terms defined in this Glossary include the plural as well as the singular and the singular as well as the plural. Except as otherwise indicated, all the agreements or instruments herein defined mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement. References in a document to statutes, sections or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding or supplementing the statute, section or regulation referred to; the words including, "includes" and "include" are deemed to be followed by the words "without limitation" or "but not limited to" or words of similar import; references in a document to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to those of such document unless otherwise indicated; and references to a Person includes such Person's successors and permitted assigns.

          "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) any Person beneficially owning or holding, directly or indirectly, 15% or more of any class of Voting Stock of the Company or any Subsidiary and (c) any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 30% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. A member-patron or associate-patron of the Company shall not be deemed to be an Affiliate of the Company solely because a Person that is an Affiliate of such member-patron or associate-patron is a director of the Company. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Los Angeles, California, or New York, New York, are required or authorized to be closed.

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

          "CLOSING" is defined in Section 3.

          "CLOSING DATE" means the date of the Closing.

                                 Glossary - 1

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "COMPANY" means Certified Grocers of California, Ltd., a California corporation.

          "CONFIDENTIAL INFORMATION" is defined in Section 20.

          "CONSOLIDATED ASSETS" means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

          "CONSOLIDATED CURRENT ASSETS" means, at any time, the total assets of the Company and its Subsidiaries that would be shown as current assets on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP at such time.

          "CONSOLIDATED CURRENT LIABILITIES" means, at any time, the total liabilities of the Company and its Subsidiaries, other than the liabilities under the Operating Line of Credit, that would be shown as current liabilities on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP at such time.

          "CONSOLIDATED FUNDED INDEBTEDNESS" means, as of any date of determination, the total of all Funded Indebtedness of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP

          "CONSOLIDATED INCOME AVAILABLE FOR FIXED CHARGES" means, in respect of any period, the sum of Consolidated Net Income for such period plus all amounts
(a) deducted in the computation thereof on account of (i) all depreciation and amortization allowances and other non-cash expenses, (ii) Interest Charges,
(iii) to the extent not treated as an extraordinary item, any prepayment premiums or penalties associated with the prepayment of Indebtedness contemplated by this Agreement and (iv) taxes imposed on or measured by income or excess profits and (b) of Permitted Member Payments made during such period.

          "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall in any event be excluded net income or gain during such period from (i) any extraordinary gains or losses and
(ii) any discontinued operations or the disposition thereof.

                                 Glossary - 2

          "CONSOLIDATED TANGIBLE NET WORTH" means, at any time,

          (a) the gross book amount (prior to any deduction for depreciation or other reserves) of all assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus

          (b) the total liabilities of the Company and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

          (c) accumulated depreciation and amortization and other reserves, minus

          (d) the net book amount of all assets (other than deferred taxes and prepaid taxes and other prepaid expenses) of the Company and its Subsidiaries which would be shown as deferred assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

          (e) the net book amount of all assets of the Company and its Subsidiaries (after deducting any reserves applicable thereto) which would be shown as intangible assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, plus

          (f) the aggregate book amount of Patrons' Required Deposits, plus

          (g) the aggregate book value of the principal amount of all Patronage Dividend Certificates that are first payable after the final maturity date of the Notes.

          "Current Indebtedness" mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from such date, provided that (a) Indebtedness outstanding under a revolving credit facility or other working capital facility which obligates the lender or lenders to extend credit over a period of one year or more and (b) Current Maturities of Funded Indebtedness shall constitute Funded Indebtedness and not Current Indebtedness, even though such Indebtedness by its terms matures on demand or within one year from such date.

          "CURRENT MATURITIES OF FUNDED INDEBTEDNESS" means, at any time and with respect to any item of Funded Indebtedness, the portion of such Funded Indebtedness outstanding at such time which by the terms of such Funded Indebtedness or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

                                 Glossary - 3

          "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "DEFAULT RATE" means that rate of interest that is the greater of (a) 9.22% and (b) 2% over the "prime rate" of interest as published in the Wall Street Journal.

          "DISCOUNTED VALUE" of any Redeemable Class B Shares means, as of any date of determination, an amount equal to 80% of the aggregate present value on such date of all payments that are included in the Redemption Schedule of such Redeemable Class B Shares, using an annual discount rate equal to the annual interest rate then applicable for one-month LIBOR-based borrowings under the Operating Line of Credit. "REDEMPTION SCHEDULE" of Redeemable Class B Shares means the schedule of payments that the Company reasonably estimates it would be expected to make, under its redemption policy for Class B Shares as in effect on the Closing Date, in order to redeem completely such Class B Shares, assuming
(i) such redemptions were made on the last day of each fiscal year of the Company and (ii) no more Class B Shares were issued after such date.

          "DISTRIBUTION" means, in respect of any corporation, association or other business entity:

               (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

               (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific Section of the ERISA shall include such section, any regulations promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

          "ERISA AFFILIATE" means any Person that is under "common control" with the Company or any Subsidiary (within the meaning of Section 414(b) or (c) of the Code or Section 4001(b) of ERISA).

          "ERISA TERMINATION EVENT" means (a) a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to a Pension Plan (other than a "reportable

                                 Glossary - 4
event" as to which the PBGC has by regulation waived the 30-day notice requirement under Section 4043 of ERISA); provided, however, that a failure
                                          --------  -------
to meet the minimum funding standards of Section 412 of the Code shall be an ERISA Termination Event regardless of the issuance of any waivers under Section 412(d) of the Code; (b) the withdrawal of the Company, any Subsidiary or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" (within the meaning of Section 4001(a)(2) of ERISA); (c) the complete or partial withdrawal of the Company, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan under Section 4201 or 4204 or ERISA; (d) the receipt by the Company, any Subsidiary or any ERISA Affiliate of notice from a Multiemployer Plan that is in reorganization or insolvent under Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; (e) the providing of a notice of intent to terminate a Pension Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; (f) the institution of proceedings by the PBGC to terminate a Pension Plan or the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA; (g) the receipt by the Company, any Subsidiary or any ERISA Affiliate of a notice from any Multiemployer Plan that any action described in clause (f) has been taken with respect to that Multiemployer Plan; or (h) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

          "EVENT OF DEFAULT" is defined in Section 11.

          "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

          "FIXED CHARGES" means, with respect to any period, the sum of the following for such period (a) Interest Charges and (b) payments of principal of Funded Indebtedness (including any required payments of principal under a revolving credit facility but otherwise excluding payments of principal under a revolving credit facility and the revolving portion of any term loan facility permitted by this Agreement and other than prepayment premiums or penalties associated with the prepayment of Indebtedness contemplated by this Agreement).

          "FUNDED INDEBTEDNESS" means, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Funded Indebtedness, as at any date of determination,

          (a) shall include (i) Current Maturities of Funded Indebtedness and
     (ii) all liabilities in respect of Patronage Dividend Certificates; and

                                 Glossary - 5

          (b) shall exclude (i) all liabilities in respect to an Operating Line of Credit extended to the Company, (ii) all liabilities in respect to any revolving credit facility, revolving portion of any term loan facility or other working capital credit facility extended to GCC and (iii) any Guaranty by GCC of Funded Indebtedness of any Person that is not an Affiliate of the Company.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "GCC" means Grocers Capital Company, a California corporation and a wholly owned Subsidiary of the Company, and all Subsidiaries thereof.

          "GOVERNMENTAL AUTHORITY" means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing (whether by reason of being a general partner of a partnership or otherwise) any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof;

provided, however, that any leasing by the Company , as lessee, of real or
--------  -------
personal property that the Company in turn subleases to a member-patron or associate-patron shall not be a Guaranty for purposes of this Agreement. In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                                 Glossary - 6

          "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

          "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

          "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (c) all liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (d) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

provided, however, that Guaranties of leases by the Company permitted by Section
--------  -------
10.6(h) shall not be deemed Indebtedness for purposes of this Agreement. Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

          "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "INSURANCE SUBSIDIARIES" means (a) Grocers and Merchants Insurance Services, a California corporation, (b) Springfield Insurance Company, a California corporation, Springfield Insurance Limited, a Bermuda corporation, and (c) all Subsidiaries of the foregoing.

                                 Glossary - 7

          "INTEREST CHARGES" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP): (a) all interest in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations ) deducted in determining Consolidated Net Income for such period, together with all interest capitalized during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discount, premium and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

          "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise.

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

          "MATURITY DATE" means the tenth (10th) anniversary of the first day of the calendar month immediately following the Closing Date.

          "MULTI-EMPLOYER PLAN" means any Plan that is a "multi-employer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "NET PROCEEDS AMOUNT" means, with respect to any Transfer by any Person, an amount equal to the difference of (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

          "NOTES" is defined in Section 1.

                                 Glossary - 8

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "OPERATING AGREEMENT" means the Second Amended and Restated Operating Agreement dated as of April 22, 1994, between GCC, the Company and Grocers Equipment Company, a California corporation and a wholly-owned subsidiary of the Company.

          "OPERATING LINE OF CREDIT" means any Indebtedness outstanding under
(a) the Rabobank Revolving Credit Agreement, (b) any revolving credit facility or other working capital credit facility in substitution for such Revolving Credit Agreement that is approved in advance by the Required Holders, such approval not to be unreasonably withheld, and (c) subject to Section 10.6(i), any amendment, extension or refinancing thereof.

          "PATRONAGE DIVIDEND CERTIFICATES" means "Patronage Dividend Certificates" as defined in Article 1, Section 5.A of the Company's Bylaws as in effect on the Closing Date.

          "PATRONAGE DIVIDEND DEPOSIT ACCOUNTS" means "Patronage Dividend Deposit Accounts" as defined in Article 1, Section 5.A of the Company's Bylaws as in effect on the Closing Date that are not evidenced by Patronage Dividend Certificates.

          "PATRONS' REQUIRED DEPOSITS" means the cash deposits required by the Company of its patrons that are contractually subordinated and subject to the prior payment in full of the Notes pursuant to agreements substantially identical to the "Member-Patron Subordination Agreements" used by the Company on the date hereof, a copy of which has been delivered to the Purchasers.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERMITTED FUNDED INDEBTEDNESS" means (a) the Operating Line of Credit extended to the Company, (b) a revolving credit facility or other working capital credit facility extended to GCC, (c) the Guaranty by GCC of the Indebtedness of any of its lessees or borrowers, (d) Indebtedness evidenced by Patronage Dividend Certificates that are first payable after the final maturity date of the Notes and (e) Indebtedness that is secured by a Lien permitted by
Section 10.5(g).

          "PENSION PLAN" means any Plan that is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA).

          "PERMITTED MEMBER PAYMENTS" means distributions of patronage dividends to the Company's member-patrons and associate-patrons as contemplated by Article VII of the Company's Bylaws as in effect on the Closing Date.

          "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                                 Glossary - 9

          "PLAN" means any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that the Company or any ERISA Affiliate maintains, contributes to or is obligated to contribute to for the benefit of employees or former employees of the Company, any Subsidiary or any ERISA Affiliate.

          "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "PURCHASER" means each named in Schedule A to this Agreement.

          "RABOBANK REVOLVING CREDIT AGREEMENT means that certain Revolving Credit Agreement, dated as of April 13, 1998, among the Company, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Agent, and the Lenders party thereto.

          "REDEEMABLE CLASS B SHARES" means, at any time, outstanding Class B Shares of the Company that are redeemable by the Company pursuant to its Bylaws as in effect on the Closing Date. "CLASS B SHARES" means the Class B shares of the Company as provided for in the Articles of Incorporation and the Bylaws of the Company as in effect on the Closing Date.

          "REQUIRED HOLDERS" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          "REQUIRED PERMITTED REDEMPTIONS" means all purchases by the Company of one or more shares of its Class A Shares from its terminated member-patrons and its Class B Shares, in each case (a) as provided for in, and subject to the limitations set forth in, the Company's Bylaws as in effect on the Closing Date,
(b) so long as such purchase is permitted under the California Corporations Code and (c) no Default or Event of Default has occurred and is continuing.

          "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

          "RESTRICTED PAYMENT" means

          (a) any Distribution in respect of the Company or any Subsidiary of the Company (other than on account of capital stock or other equity interests of a Subsidiary of the Company owned legally and beneficially by the Company or another Subsidiary of the Company), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock, and

                                 Glossary - 10

          (b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Company or any Subsidiary of, on account of, or in respect of, the principal of any Subordinated Debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Subordinated Debt was originally incurred).

For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (i) the Fair Market Value of such property (as determined in good faith by the Board of Directors (or equivalent governing body) of the Person making such Restricted Payment) and (ii) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SECURITY" has the meaning set forth in section 2(1) of the Securities Act.

          "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

          "SUBORDINATED DEBT" means any Indebtedness that is in any manner subordinated in right of payment or security in any respect to Indebtedness evidenced by the Notes, including, without limitation, Indebtedness represented by Patronage Dividend Certificates and Patronage Dividend Deposit Accounts.

          "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "SUBSIDIARY GUARANTY" when used in the singular and "SUBSIDIARY GUARANTIES" when used in the plural means any and all guaranties executed by each of the Subsidiary Guarantors in favor of the Noteholders, substantially in the form of Exhibit 2, and any all amendments thereto.

          "SUBSIDIARY GUARANTORS" means all of the Subsidiaries of the Company other than (a) GCC, (b) the Insurance Subsidiaries and (c) any other Subsidiary with total assets of less than $30,000.

          "SUBSIDIARY STOCK" means the Voting Stock (or any options or warrants to purchase Voting Stock or other Securities exchangeable for or convertible into Voting Stock) of any Subsidiary.

                                 Glossary - 11

          "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock.

          "VOTING STOCK" means, with respect to a corporation the stock of such corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect members of the Board of Directors (or other governing body) of such corporation.

          "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.


                                 Glossary - 12

                                                                       EXHIBIT 1

                             [FORM OF SENIOR NOTE]

                               CERTIFIED GROCERS

                              OF CALIFORNIA, LTD.

                           7.22% SENIOR NOTE DUE 2008

No. [_____]                                                April 13, 1998
$[_______]                                                  PPN 15706#AH8

          FOR VALUE RECEIVED, the undersigned, CERTIFIED GROCERS OF CALIFORNIA, LTD., (herein called the "Company"), a corporation organized and existing under the laws of the State of California, hereby promises to pay to [_________________], or registered assigns, the principal sum of [____________________] Dollars on May 1, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.22% per annum from the date hereof, payable, on the 1st day of each calendar month commencing with the 1st day of the calendar month next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.22% or (ii) 2% over the "prime rate" of interest as published in the Wall Street Journal.

          On May 1, 2000 and on the first of each month thereafter to and including the month immediately preceding May 1, 2008, the Company will pay principal of and accrued interest on the Notes in the aggregate amount of $_____________ without payment of the Make-Whole Amount or any premium. Notwithstanding anything to the contrary contained herein or in any Note, however, the final payment due under each Note (whether at maturity, by acceleration or otherwise) shall be in an amount sufficient to pay in full all outstanding principal thereon together with all accrued interest and premium due hereon.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Los Angeles, California, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of March 15, 1998 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20

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

of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          This Note is subject to pre-payment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

          This agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State Of New York (including without limitation section 5-1401 of the general obligations law of the State of New York), without regard to conflicts of laws principles.

                              CERTIFIED GROCERS OF CALIFORNIA, LTD.



                              By
                                --------------------------------------
                                           Treasurer

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